                                                                     Exhibit 4.1


      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                 CUSIP No. 10138M AF 2

                               BOTTLING GROUP, LLC

                     5.00% Senior Note due November 15, 2013

No. R-1                           $400,000,000

            BOTTLING GROUP, LLC, a Delaware limited liability company (herein called the "Obligor"), for value received, hereby promises to pay to Cede & Co. as nominee for The Depository Trust Company (the "Holder") or to its registered assigns, the principal sum of U.S.$400,000,000 on November 15, 2013 (the "Maturity Date"), and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on May 15, 2004 at the rate of 5.00% per annum of the principal amount then outstanding from the original issuance date of this Note, until payment of the principal sum has been made or duly provided for.

            The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note

(or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date, provided that interest payable on an Interest Payment Date that is a Redemption Date or the Maturity Date shall be payable to the Person to whom principal is payable. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date.

            Payment of the principal and interest on this Note will be made at the Place of Payment in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Reference is made to the further provisions of this Note and to certain definitions set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed by manual or facsimile signature.

Dated:  November __, 2003.

                                          BOTTLING GROUP, LLC


                                          By:
                                             --------------------------------
                                             Authorized Officer



                                          By:
                                             --------------------------------
                                             Authorized Officer



            This is one of the Notes referred to in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK, as Trustee



                                          By:
                                             --------------------------------
                                             Authorized Officer

                               BOTTLING GROUP, LLC

                     5.00% Senior Note due November 15, 2013

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated; provided, that the term "Notes" shall mean the Obligor's 5.00% Senior Notes due November 15, 2013, issued under the Indenture hereinafter referred to.

            1. INTEREST. Bottling Group, LLC, a Delaware limited liability company (the "Obligor"), promises to pay interest on the principal amount of this Note at the rate of 5.00% per annum from November 17, 2003 until payment of the principal amount hereof has been made or duly provided for. The Obligor shall pay interest on each Interest Payment Date (or if such day is not a Business Day, on the next succeeding Business Day and no interest on the amount payable on such Interest Payment Date shall accrue for the intervening period). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; provided that if there is no existing default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2004. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Obligor shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes on the Record Date therefor, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section
2.06 of the Indenture, provided that interest payable on an Interest Payment Date that is a Redemption Date or the Maturity Date shall be payable to the Person to whom principal is payable. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Obligor maintained for such purpose as set forth in Section 9.02 of the Indenture, or, at the option of the Obligor, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on Global Notes and a Holder of $10,000,000 or more in aggregate principal amount of Notes will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee in writing not less than 15 calendar days prior to the applicable Interest Payment Date. Payment of principal of, premium, if any, and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, JPMorgan Chase Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Obligor may appoint and change any Paying Agent or Registrar without notice to any Holder. The Obligor or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Obligor issued the Notes under an Indenture dated as of October 1, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture") between the Obligor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture provides for the issuance of senior notes in one or more series (the "Senior Notes") and reference is made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Obligor, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $400,000,000.

            5. OPTIONAL REDEMPTION. The Notes will be redeemable, in whole or in part, upon not less than 30 nor more than 60 days' notice, at any time at the option of the Obligor, at the Redemption Price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed or (2) as determined by one of the reference Treasury Dealers appointed by the Trustee after consultation with the Obligor, the sum of the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed from the Redemption Date to the Maturity Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 15 basis points; plus, for
(1) or (2) above, whichever is applicable, accrued and unpaid interest on such Notes to, but not including, the Redemption Date.

            6. MANDATORY REDEMPTION. The Obligor shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Obligor may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Obligor need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the

Obligor need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption.

            9. PERSONS DEEMED OWNERS. Except as provided in the Indenture, the registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

            10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligor and the rights of the Holders of the Notes under the Indenture at any time by the Obligor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of all series affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            11. DEFAULTS AND REMEDIES. The Indenture provides that each of the following events constitutes an Event of Default: (i) failure to make any payment of principal when due (whether at maturity, upon redemption or otherwise) on the Notes; (ii) failure to make any payment of interest when due on the Notes, which failure is not cured within 30 days; (iii) failure of the Obligor to observe or perform any of its other covenants or warranties under the Indenture for the benefit of the holders of the Notes, which failure is not cured within 90 days after notice is given as specified in the Indenture; (iv) certain events of bankruptcy, insolvency, or reorganization of the Obligor, PBG or any Restricted Subsidiary of PBG; and (v) the maturity of any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG having a then outstanding principal amount in excess of $75 million shall have been accelerated by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing, providing for the creation of or concerning such Debt or failure to pay at the stated maturity (and the expiration of any grace period) any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG having a then outstanding principal amount in excess of $75 million.

            If an Event of Default shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

            12. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            13. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            14. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Obligor has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to rules governing the conflict of laws.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Obligor. The agent may substitute another to act for him.



Date:                                    Your Signature:
     ----------------------------------                 -----------------------

                                         (Sign exactly as your name appears on
                                         the face of this Note)

                                         Tax Identification No:
                                                               -----------------
                                         SIGNATURE GUARANTEE:

                                         ---------------------------------------
                                         Signatures must be guaranteed by an
                                         "eligible guarantor institution"
                                         meeting the requirements of the
                                         Registrar, which requirements include
                                         membership or participation in the
                                         Security Transfer Agent Medallion
                                         Program ("STAMP") or such other
                                         "signature guarantee program" as may be
                                         determined by the Registrar in addition
                                         to, or in substitution for, STAMP, all
                                         in accordance with the Securities
                                         Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for a Global Note or a Definitive Note, or exchanges of a Definitive Note for an interest in this Global Note, have been made:

                                                      Principal
                     Amount of        Amount of    Amount of this    Signature of
                    decrease in      increase in     Global Note      authorized
                     Principal        Principal    following such     officer of
                   Amount of this  Amount of this     decrease        Trustee or
Date of Exchange    Global Note      Global Note    (or increase)     Custodian
----------------    -----------      -----------    -------------     ---------

----------------    -----------      -----------    -------------     ---------

----------------    -----------      -----------    -------------     ---------